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                                                                    Exhibit 15.1



May 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  The Goldman Sachs Group, Inc.
          Registration Statement on Form S-1
          Filed pursuant to Rule 462(b) under the Securities Act of 1933

Commissioners:

We are aware that our report dated April 9, 1999 on our review of the condensed consolidated financial statements of The Goldman Sachs Group, L.P. and Subsidiaries (the "Firm") as of February 26, 1999 and for the three months ended February 26, 1999 and February 27, 1998 is included in this Registration Statement on Form S-1 of The Goldman Sachs Group, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, which incorporates by reference the Registration Statement (Registration No. 333-75213) filed by The Goldman Sachs Group, Inc. with the Securities and Exchange Commission. Pursuant to Rule 436(c) under the Securities Act of 1933, that report should not be considered a part of this Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP